Exhibit 99.1

For Immediate Release:

Bank of Commerce Holdings Announces Results for the Third Quarter of 2019

SACRAMENTO, California, October 18, 2019 / GLOBE NEWSWIRE—Bank of Commerce Holdings (NASDAQ: BOCH) (the “Company”), a $1.472 billion asset bank holding company and parent company of Merchants Bank of Commerce (the “Bank”), today announced financial results for the quarter ended September 30, 2019. Net income for the quarter ended September 30, 2019 was $4.6 million or $0.26 per share – diluted, compared with net income of $4.0 million or $0.25 per share – diluted for the same period of 2018. Net income for the nine months ended September 30, 2019 was $10.6 million or $0.59 per share – diluted, compared with net income of $10.9 million or $0.67 per share – diluted for the same period of 2018.

The current year includes the benefits of our January 31, 2019 acquisition of Merchants National Bank of Sacramento (“Merchants”). In May, we successfully converted all of Merchant’s computer records onto our core system. As previously announced, the Company’s subsidiary bank, which had been operating under multiple names, simultaneously changed the name for all locations to Merchants Bank of Commerce. To date, acquisition related costs have totaled $2.2 million and costs related to the name change have totaled $501 thousand. All significant costs for these two projects have now been absorbed.

Randall S. Eslick, President and CEO commented: “The Company performed solidly during the third quarter which reflects the benefits derived from our acquisition of Merchants National Bank earlier in the year. With the successful integration of Merchants now complete, we are again wholly focused on leveraging our talented business relationship teams to meet customer needs and achieve our organic growth goals.”

Financial highlights for the third quarter of 2019:

●

Net income of $4.6 million was an increase of $610 thousand (15%) from $4.0 million earned during the same period in the prior year. Earnings of $0.26 per share – diluted was an increase of $0.01 (4%) from $0.25 per share – diluted earned during the same period in the prior year and reflects the impact of 1,834,142 shares of common stock issued during the first quarter of 2019 as part of our acquisition of Merchants.

●	Net interest income increased $1.6 million (13%) to $13.7 million compared to $12.1 million for the same period in the prior year.
●	Net interest margin improved to 4.00% compared to 3.91% for the same period in the prior year
●	Return on average assets increased to 1.26% compared to 1.23% for the same period in the prior year.
●	Return on average equity decreased to 10.86% compared to 12.16% for the same period in the prior year.
●	Average loans totaled $1.030 billion, an increase of $99 million (11%) compared to average loans for the same period in the prior year.
●	Average earning assets totaled $1.360 billion, an increase of $130 million (11%) compared to average earning assets for the same period in the prior year.
●	Average deposits totaled $1.255 billion, an increase of $145 million (13%) compared to average deposits for the same period in the prior year.
o	Average non-maturing deposits totaled $1.097 billion, an increase of $151 million (16%) compared to the same period in the prior year.
o	Average certificates of deposit totaled $157.6 million, a decrease of $5.7 million (3%) compared to same period in the prior year.
●	The Company’s efficiency ratio was 56.4% compared to 58.4% during the same period in the prior year.
●

Nonperforming assets at September 30, 2019 totaled $12.8 million or 0.87% of total assets, an increase of $9.0 million since September 30, 2018. The increase in nonperforming assets results from one $10.1 million commercial real estate loan.

●	Book value per common share was $9.42 at September 30, 2019 compared to $8.14 at September 30, 2018.
●	Tangible book value per common share was $8.51 at September 30, 2019 compared to $8.03 at September 30, 2018.

Financial highlights for the nine months ended September 30, 2019:

●

Net income of $10.6 million ($0.59 per share – diluted) was a decrease of $299 thousand (3%) from $10.9 million ($0.67 per share – diluted) earned during the same period in the prior year and reflects the impact of 1,834,142 shares of common stock issued during the first quarter of 2019 as part of our acquisition of Merchants.

●	Acquisition costs associated with our acquisition of Merchants totaled $2.2 million. Costs related to the name change of our subsidiary bank totaled $501 thousand.
●	Net interest income increased $5.2 million (15%) to $40.2 million compared to $35.1 million for the same period in the prior year.
●	Net interest margin improved to 3.98% compared to 3.88% for the same period in the prior year
●	Return on average assets decreased to 0.98% compared to 1.14% for the same period in the prior year.
●	Return on average equity decreased to 8.74% compared to 11.29% for the same period in the prior year.

●	Average loans totaled $1.017 billion, an increase of $104 million (11%) compared to average loans for the same period in the prior year.
●	Average earning assets totaled $1.350 billion, an increase of $143 million (12%) compared the same period in the prior year.
●	Average deposits totaled $1.232 billion, an increase of $154 million (14%) compared the same period in the prior year.
o	Average non-maturing deposits totaled $1.069 billion, an increase of $163 million (18%) compared to the same period in the prior year.
o	Average certificates of deposit totaled $163.0 million, a decrease of $8.9 million (5%) compared to the same period in the prior year.
●	The Company’s efficiency ratio was 66.5% compared to 61.5% for the same period in the prior year.
o

The Company’s efficiency ratio of 66.5% for the first nine months of 2019 includes $2.2 million in acquisition costs and $501 thousand in name change costs. The efficiency ratio excluding these non-recurring costs was 60.3%.

●

Nonperforming assets at September 30, 2019 totaled $12.8 million or 0.87% of total assets, an increase of $8.7 million since December 31, 2018. The increase in nonperforming assets results from one $10.1 million commercial real estate loan.

●	Book value per common share was $9.42 at September 30, 2019 compared to $8.47 at December 31, 2018.
●	Tangible book value per common share was $8.51 at September 30, 2019 compared to $8.36 at December 31, 2018.

Forward-Looking Statements

Bank of Commerce Holdings wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995. This news release includes statements by the Company, which describe management’s expectations and developments, which may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21B of the Securities Act of 1934, as amended. Future events are difficult to predict, and the expectations described above are necessarily subject to risk and uncertainty that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in the Company's public filings, factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities: (1) local, national and international economic conditions are less favorable than expected or have a more direct and pronounced effect on the Company than expected and adversely affect the Company's ability to continue its internal growth at historical rates and maintain the quality of its earning assets; (2) changes in interest rates reduce interest margins more than expected and negatively affect funding sources; (3) projected business increases following strategic expansion or opening or acquiring new banks and/or branches are lower than expected; (4) our concentration in lending tied to real estate exposes us to the adverse effects of material increases in interest rates, declines in the general economy, tightening credit markets or declines in real estate values; (5) competitive pressure among financial institutions increases significantly; (6) legislation or regulatory requirements or changes adversely affect the businesses in which the Company is engaged; and (7) technological changes could expose us to new risks.

TABLE 1
SELECTED FINANCIAL INFORMATION - UNAUDITED
(amounts in thousands except per share data)

	For The Three Months Ended			For The Nine Months Ended
Net income, average assets and	September 30,		June 30,	September 30,
average shareholders' equity	2019	2018	2019	2019	2018
Net income	$4,642	$4,032	$3,644	$10,592	$10,891
Average total assets	$1,462,444	$1,300,278	$1,450,725	$1,446,476	$1,275,369
Average total earning assets	$1,360,006	$1,229,704	$1,353,200	$1,350,173	$1,206,798
Average shareholders' equity	$169,608	$131,499	$163,598	$162,032	$128,933

Selected performance ratios
Return on average assets	1.26%	1.23%	1.01%	0.98%	1.14%
Return on average equity	10.86%	12.16%	8.93%	8.74%	11.29%
Efficiency ratio	56.4%	58.4%	65.9%	66.5%	61.5%

Share and per share amounts
Weighted average shares - basic (1)	18,130	16,252	18,134	17,918	16,242
Weighted average shares - diluted (1)	18,196	16,342	18,194	17,981	16,327
Earnings per share - basic	$0.26	$0.25	$0.20	$0.59	$0.67
Earnings per share - diluted	$0.26	$0.25	$0.20	$0.59	$0.67

	At September 30,		At June 30,
Share and per share amounts	2019	2018	2019
Common shares outstanding (2)	18,212	16,330	18,214
Book value per common share (2)	$9.42	$8.14	$9.22
Tangible book value per common share (2)(3)	$8.51	$8.03	$8.29

Capital ratios (4)
Bank of Commerce Holdings
Common equity tier 1 capital ratio	12.85%	12.65%	12.56%
Tier 1 capital ratio	13.69%	13.59%	13.41%
Total capital ratio	15.62%	15.75%	15.35%
Tier 1 leverage ratio	11.28%	11.14%	11.08%
Tangible common equity ratio (5)	10.64%	9.98%	10.59%

Merchants Bank of Commerce
Common equity tier 1 capital ratio	14.25%	13.14%	14.06%
Tier 1 capital ratio	14.25%	13.14%	14.06%
Total capital ratio	15.34%	14.36%	15.16%
Tier 1 leverage ratio	11.74%	10.78%	11.61%

(1) Excludes unvested restricted shares issued in accordance with the Company's equity incentive plan, as they are non participative in dividends or voting rights.
(2) Includes unvested restricted shares issued in accordance with the Company's equity incentive plan.

(3) Book value per share is computed by dividing total shareholders’ equity by shares outstanding. Tangible book value per share is computed by dividing total shareholders’ equity less goodwill and core deposit intangible, net by shares outstanding. Management believes that tangible book value per share is meaningful because it is a measure that the Company and investors commonly use to assess capital adequacy.

(4) The Company and the Bank continue to meet all capital adequacy requirements to which they are subject.

(5) Management believes the tangible common equity ratio is a useful measure of capital adequacy because it provides a meaningful base for period-to-period and company-to-company comparisons, which management believes will assist investors in assessing the capital of the Company and the ability of the Company to absorb potential losses. The tangible common equity ratio is calculated as total shareholders' equity less goodwill and core deposit intangible, net divided by total assets less goodwill and core deposit intangible, net.

BALANCE SHEET OVERVIEW

As of September 30, 2019, the Company had total consolidated assets of $1.472 billion, gross loans of $1.033 billion, allowance for loan and lease losses (“ALLL”) of $12 million, total deposits of $1.262 billion, and shareholders’ equity of $172 million.

TABLE 2
LOAN BALANCES BY TYPE - UNAUDITED
(amounts in thousands)

	At September 30,						At June 30,
		% of		% of	Change			% of
	2019	Total	2018	Total	Amount	%	2019	Total
Commercial	$152,195	15%	$132,091	14%	$20,104	15%	$152,303	15%
Real estate - construction and land development	35,606	3	20,496	2	15,110	74%	37,685	4
Real estate - commercial non-owner occupied	475,678	47	431,246	47	44,432	10%	468,706	45
Real estate - commercial owner occupied	210,767	20	195,608	21	15,159	8%	210,711	21
Real estate - residential - ITIN	34,036	3	38,353	4	(4,317)	(11)%	35,162	3
Real estate - residential - 1-4 family mortgage	64,747	6	33,473	4	31,274	93%	67,092	6
Real estate - residential - equity lines	22,729	2	28,713	3	(5,984)	(21)%	23,656	2
Consumer and other	37,324	4	47,500	5	(10,176)	(21)%	41,409	4
Gross loans	1,033,082	100%	927,480	100%	105,602	11%	1,036,724	100%
Deferred fees and costs	1,980		1,757		223		2,005
Loans, net of deferred fees and costs	1,035,062		929,237		105,825		1,038,729
Allowance for loan and lease losses	(12,285)		(12,392)		107		(12,445)
Net loans	$1,022,777		$916,845		$105,932		$1,026,284

Average loans during the quarter	$1,029,534		$930,863		$98,671	11%	$1,028,187
Average yield on loans during the quarter	5.01%		4.93%		0.08		5.01%
Average yield on loans during the year	4.98%		4.90%		0.08		4.96%

The Company recorded gross loan balances of $1.033 billion at September 30, 2019, compared with $927 million and $1.037 billion at September 30, 2018 and June 30, 2019, respectively, an increase of $106 million and a decrease of $4 million, respectively. During the first quarter of 2019,the Merchants acquisition provided an additional $85.3 million of loans.

The average yield on loans during the quarter was 5.01% compared to 4.93% and 5.01% for the quarters ended September 30, 2018 and June 30, 2019, respectively.

Gross loan balances in the table above include a net fair value discount for loans acquired from Merchants during the first quarter of 2019 of $1.9 million and $2.1 million at September 30, 2019 and June 30, 2019, respectively. We recorded $190 thousand and $193 thousand in accretion of the discount for these loans during the second and third quarters of 2019, respectively.

TABLE 3
CASH, CASH EQUIVALENTS, AND INVESTMENT SECURITIES - UNAUDITED
(amounts in thousands)

	At September 30,						At June 30,
		% of		% of	Change			% of
	2019	Total	2018	Total	Amount	%	2019	Total
Cash and due from banks	$32,505	9%	$21,316	6%	$11,189	52%	$21,306	7%
Interest-bearing deposits in other banks	56,099	16	69,920	21	(13,821)	(20)%	19,319	6
Total cash and cash equivalents	88,604	25	91,236	27	(2,632)	(3)%	40,625	13

Investment securities:
U.S. government and agencies	40,467	11	35,656	11	4,811	13%	44,837	14
Obligations of state and political subdivisions	39,004	11	51,562	16	(12,558)	(24)%	45,003	14
Residential mortgage backed securities and collateralized mortgage obligations	165,994	46	124,109	38	41,885	34%	168,085	50
Corporate securities	2,992	1	3,974	1	(982)	(25)%	2,978	1
Commercial mortgage backed securities	22,822	6	24,167	7	(1,345)	(6)%	24,868	8
Other asset backed securities	1,062	—	165	—	897	544%	48	—
Total investment securities - AFS	272,341	75	239,633	73	32,708	14%	285,819	87

Total cash, cash equivalents and investment securities	$360,945	100%	$330,869	100%	$30,076	9%	$326,444	100%
Average yield on interest-bearing due from banks and investment securities during the quarter - nominal	2.63%		2.47%		0.16		2.81%
Average yield on interest-bearing due from banks and investment securities during the quarter - tax equivalent	2.71%		2.61%		0.10		2.92%

As of September 30, 2019, we maintained noninterest-bearing cash positions of $32.5 million and interest-bearing deposits of $56.1 million at the Federal Reserve Bank and correspondent banks.

Investment securities totaled $272.3 million at September 30, 2019, compared with $239.6 million and $285.8 million at September 30, 2018 and June 30, 2019, respectively. During the first quarter of 2019, the Merchants acquisition included securities with a par value of $107.4 million. Management elected to sell securities with a par value of $13.8 million and $100.1 million during the three and nine months ended September 30, 2019, respectively. The sales resulted in net realized gains of $12 thousand and $137 thousand for the three and nine months ended September 30, 2019, respectively.

Average securities balances and weighted average tax equivalent yields for the quarters ended September 30, 2019 and 2018 were $271.6 million and 2.85% compared to $248.4 million and 2.74%, respectively.

At September 30, 2019, our net unrealized gains on available-for-sale investment securities were $3.3 million compared with net unrealized losses of $5.8 million and unrealized gains of $3.4 million at September 30, 2018 and June 30, 2019, respectively. The changes in net unrealized losses on the investment securities portfolio were due to changes in market interest rates.

TABLE 4
DEPOSITS BY TYPE - UNAUDITED
(amounts in thousands)

	At September 30,						At June 30,
		% of		% of	Change			% of
	2019	Total	2018	Total	Amount	%	2019	Total
Demand - noninterest-bearing	$412,410	33%	$361,516	32%	$50,894	14%	$397,349	32%
Demand - interest-bearing	239,547	19	251,323	22	(11,776)	(5)%	238,175	19
Money market	317,120	25	259,230	23	57,890	22%	300,847	24
Total demand	969,077	77	872,069	77	97,008	11%	936,371	75

Savings	137,441	11	111,388	10	26,053	23%	138,591	11
Total non-maturing deposits	1,106,518	88	983,457	87	123,061	13%	1,074,962	86

Certificates of deposit	155,621	12	161,304	13	(5,683)	(4)%	160,556	14
Total deposits	$1,262,139	100%	$1,144,761	100%	$117,378	10%	$1,235,518	100%

Total deposits at September 30, 2019, increased $117 million or 10% to $1.262 billion compared to September 30, 2018 and increased $27 million or 9% annualized compared to June 30, 2019. Total non-maturing deposits increased $123.1 million or 13% compared to the same date a year ago and increased $31.6 million or 12% annualized compared to June 30, 2019. Certificates of deposit decreased $5.7 million or 4% compared to the same date a year ago and decreased $4.9 million or 12% annualized compared to June 30, 2019.

During the first quarter of 2019, the Merchants acquisition provided an additional $190.2 million of deposits. The decrease in the acquired deposits of $23.2 million at September 30, 2019 is not attributable to the loss of any significant relationships. As illustrated in the following table, legacy deposits have experienced their seasonal decline, while wholesale time deposits have matured and were not renewed.

TABLE 5
YEAR TO DATE CHANGES IN DEPOSITS
(amounts in thousands)

	Legacy Deposits	Acquired Merchants Deposits	Change In Acquired Deposits For The Eight Months Ended	Change In Legacy Deposits For The Nine Months Ended	Deposits At
	At December 31,	At January 31,	September 30,	September 30,	At September 30,
	2018	2019	2019	2019	2019
Demand - noninterest-bearing	$347,199	$51,880	$(5,233)	$18,564	$412,410
Demand - interest-bearing	252,202	28,231	(5,031)	(35,855)	239,547
Money market	265,093	43,316	(2,314)	11,025	317,120
Total demand	864,494	123,427	(12,578)	(6,266)	969,077

Savings	114,840	28,786	(3,530)	(2,655)	137,441
Total non-maturing deposits	979,334	152,213	(16,108)	(8,921)	1,106,518

Certificates of deposit	152,382	38,003	(7,047)	(27,717)	155,621
Total deposits	$1,131,716	$190,216	$(23,155)	$(36,638)	$1,262,139

TABLE 6
WHOLESALE AND RECIPROCAL DEPOSITS - UNAUDITED
(amounts in thousands)

	At September 30,		At June 30,
	2019	2018	2019
CDARS / ICS reciprocal deposits	$57,897	$78,772	$60,492
Online listing service wholesale time deposits	248	24,397	248
Total wholesale and reciprocal deposits	$58,145	$103,169	$60,740

For calendar quarters prior to April 1, 2018, CDARS/ ICS reciprocal deposits were considered to be brokered deposits by regulatory authorities and were reported as such on quarterly Call Reports. With passage of The Economic Growth, Regulatory Relief and Consumer Protection Act in May 2018, this is no longer so.

AVERAGE COST OF FUNDS

The following table presents the average cost of interest-bearing deposits, all deposits and all interest-bearing liabilities for the periods indicated.

TABLE 7
AVERAGE COST OF FUNDS - UNAUDITED
For The Three Months Ended

	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,
	2019	2019	2019	2018	2018	2018	2018	2017
Interest-bearing deposits	0.56%	0.54%	0.49%	0.45%	0.42%	0.41%	0.41%	0.42%
Interest-bearing deposits and noninterest-bearing demand	0.38%	0.37%	0.34%	0.31%	0.29%	0.29%	0.29%	0.30%
All interest-bearing liabilities	0.68%	0.74%	0.67%	0.61%	0.64%	0.68%	0.60%	0.59%
All interest-bearing liabilities and noninterest-bearing demand	0.46%	0.52%	0.46%	0.42%	0.45%	0.50%	0.43%	0.42%

INCOME STATEMENT OVERVIEW

TABLE 8
SUMMARY INCOME STATEMENT - UNAUDITED
(amounts in thousands, except per share data)

	For The Three Months Ended
	September 30,		Change		June 30,	Change
	2019	2018	Amount	%	2019	Amount	%
Interest income	$15,201	$13,431	$1,770	13%	$15,127	$74	0%
Interest expense	1,479	1,304	175	13%	1,632	(153)	(9)%
Net interest income	13,722	12,127	1,595	13%	13,495	227	2%
Provision for loan and lease losses	—	—	—	—%	—	—	—%
Noninterest income	1,006	943	63	7%	1,100	(94)	(9)%
Noninterest expense	8,300	7,634	666	9%	9,611	(1,311)	(14)%
Income before provision for income taxes	6,428	5,436	992	18%	4,984	1,444	29%
Provision for income taxes	1,786	1,404	382	27%	1,340	446	33%
Net income	$4,642	$4,032	$610	15%	$3,644	$998	27%

Basic earnings per share	$0.26	$0.25	$0.01	4%	$0.20	$0.06	30%
Average basic shares	18,130	16,252	1,878	12%	18,134	(4)	—%
Diluted earnings per share	$0.26	$0.25	$0.01	4%	$0.20	$0.06	30%
Average diluted shares	18,196	16,342	1,854	11%	18,194	2	—%
Dividends declared per common share	$0.05	$0.04	$0.01	25%	$0.05	$—	—%

Third Quarter of 2019 Compared With Third Quarter of 2018

Net income for the third quarter of 2019 increased $610 thousand compared to the third quarter of 2018. In the current quarter, net interest income was $1.6 million higher and noninterest income was $63 thousand higher. These positive changes were offset by noninterest expenses that were $666 thousand higher and the provision for income taxes was $382 thousand higher.

Net Interest Income

Net interest income increased $1.6 million compared to the same period a year ago.

Interest income for the third quarter of 2019 increased $1.8 million or 13% to $15.2 million.

●	Interest and fees on loans increased $1.4 million due to an $11.6 million increase in average loan balances and an 8 basis point increase in the average yield on the loan portfolio.
●	Interest on investment securities increased $271 thousand due to a $23.1 million increase in average securities balances and an 18 basis point increase in average yield on the securities portfolio.
●

Interest on interest-bearing deposits due from banks increased $54 thousand due to an $8.5 million increase in average interest-bearing deposit balances, and an 8 basis point increase in average yield.

Interest expense for the third quarter of 2019 increased $175 thousand or 13% to $1.5 million.

●

Interest expense on interest-bearing deposits increased $350 thousand. Average interest-bearing demand and savings deposit balances increased $88.8 million, while average certificate of deposit balances decreased $5.7 million. The average rate paid on interest-bearing deposits increased 14 basis points.

●

Interest expense on borrowings from the Federal Home Loan Bank of San Francisco decreased $121 thousand. There were no Federal Home Loan Bank of San Francisco borrowings in the current quarter compared to average borrowings of $22.3 million in the same quarter a year ago.

●	Interest expense on other term debt and junior subordinated debentures decreased $80 thousand. During the second quarter of 2019, we completed the early repayment of our variable rate senior debt.

Provision for loan and lease losses

As illustrated in Table 10, the nonaccrual status of a $10.1 million commercial real estate loan has resulted in a deterioration in our asset quality metrics. The loan is current and management believes it is adequately collateralized. Net loan loss charge-offs were only $160 thousand for the current quarter and no provision for loan and lease losses was necessary. There was no provision for loan and lease losses in the third quarter of 2018.

Noninterest Income

Noninterest income for the three months ended September 30, 2019 increased $63 thousand compared to the third quarter for 2018. The change was not concentrated in any one item.

Noninterest Expense

Noninterest expense for the three months ended September 30, 2019 increased $666 thousand compared to the same period a year previous. The increase was primarily due to increased operating costs from our Merchants acquisition and $191 thousand in amortization of the core deposit intangible for the deposits acquired from Merchants. The increases were partially offset by $193 thousand in Small Bank Assessment Credits from the FDIC.

The Company’s efficiency ratio was 56.4% for the third quarter of 2019; the ratio during the same period in 2018 was 58.4%.

Income Tax Provision

For the three months ended September 30, 2019, our income tax provision of $1.8 million on pre-tax income of $6.4 million was an effective tax rate of 27.8%. The tax provision for the third quarter of the prior year was $1.4 million on pre-tax income of $5.4 million for an effective tax rate of 25.8%. The Company’s effective tax rate has increased as muni income, tax credits and permanent deductions arising from investments in low income housing partnerships comprise a smaller percentage of pre-tax income. The increase during the current quarter was also due to the write-off of a $41 thousand deferred tax asset resulting from expiration of a capital loss carryforward.

Third Quarter of 2019 Compared With Second Quarter of 2019

Net income for the third quarter of 2019 increased $998 thousand compared to the second quarter of 2019. In the current quarter net interest income was $227 thousand higher and noninterest expense was $1.3 million lower. These positive changes were partially offset by noninterest income that was $94 thousand lower and the provision for income taxes that was $446 thousand higher.

Net Interest Income

Net interest income increased $227 thousand over the prior quarter.

Interest income for the three months ended September 30, 2019 increased $74 thousand or less than one percent to $15.2 million.

●	Interest and fees on loans increased $166 thousand due to a $1.3 million increase in average loan balances and a ten basis point increase in the average yield on the loan portfolio.
●

Interest on investment securities decreased $181 thousand due to a $17.8 million decrease in average securities balances partially offset by an 11 basis point increase in average yield on the investment portfolio.

●	Interest on interest-bearing deposits due from banks increased $89 thousand due to a $23.3 million increase in average balances.
●	The third quarter of 2019 was one day longer than the second quarter of 2019.

Interest expense for the three months ended September 30, 2019 decreased $153 thousand or 9% to $1.5 million.

●

Interest expense on interest-bearing deposits increased $61 thousand. Average interest-bearing demand and savings deposit balances increased $16.6 million, while average certificates of deposit decreased $6.5 million. The average rate paid on interest-bearing deposits increased by two basis points.

●

Interest expense on borrowings from the Federal Home Loan Bank of San Francisco decreased $192 thousand. There were no Federal Home Loan Bank of San Francisco borrowings outstanding in the current quarter, compared to average borrowings of $30.0 million in the prior quarter

●

Interest expense on other term debt and junior subordinated debentures decreased $22 thousand. During the second quarter of 2019, we completed the early repayment and termination of our senior debt agreement.

Provision for loan and lease losses

As a result of improvements in our asset quality metrics and loan loss charge-offs totaling only $160 thousand for the current quarter, no provision for loan and lease losses was necessary during current quarter. There was no provision for loan and lease losses in the prior quarter.

Noninterest Income

Noninterest income for the three months ended September 30, 2019 decreased $94 thousand, the decrease was not concentrated in any one item.

Noninterest Expense

Noninterest expense for the three months ended September 30, 2019 decreased $1.3 million. The decrease was due to:

●	$803 thousand in costs related to the acquisition and name change in the prior quarter that did not recur.
●	$263 thousand in decreased salaries and benefit cost.
●	$193 thousand in Small Bank Assessment Credits from the FDIC.

The Company’s efficiency ratio was 56.4% for the third quarter of 2019; the ratio during the prior quarter was 65.9%.

Income Tax Provision

For the three months ended September 30, 2019, our income tax provision of $1.8 million on pre-tax income of $6.4 million was an effective tax rate of 27.8%. The income tax provision for the prior quarter of $1.3 million on pre-tax income of $5.0 million was an effective tax rate of 26.9%. The Company’s effective tax rate has increased as credits and deductions comprised a smaller percentage of pre-tax income. The increase during the current quarter was also due to the write-off of a $41 thousand deferred tax asset resulting from expiration of a capital loss carryforward.

Earnings Per Share

Diluted earnings per share were $0.26 for the three months ended September 30, 2019 compared with diluted earnings per share of $0.25 for the same period a year ago and diluted earnings per share of $0.20 for the prior period. Net income and weighted average shares used to calculate earnings per share – diluted are summarized in Table 8 presented earlier in this press release. During the third quarter of 2019, we adopted a share repurchase program that authorizes the Company to purchase up to one million shares of its common stock over a period ending March 31, 2020. As of October 18, 2019 no shares have been repurchased under the program.

TABLE 9a
NET INTEREST MARGIN - UNAUDITED
(amounts in thousands)

	For The Three Months Ended
	September 30, 2019			September 30, 2018			June 30, 2019
	Average		Yield /	Average		Yield /	Average		Yield /
	Balance	Interest(1)	Rate (5)	Balance	Interest(1)	Rate (5)	Balance	Interest(1)	Rate (5)
Interest-earning assets:
Net loans (2)	$1,029,534	$13,013	5.01%	$930,863	$11,568	4.93%	$1,028,187	$12,847	5.01%
Taxable securities	238,601	1,609	2.68%	199,883	1,209	2.40%	249,907	1,733	2.78%
Tax-exempt securities (3)	32,974	271	3.26%	48,561	400	3.27%	39,501	328	3.33%
Interest-bearing deposits in other banks	58,897	308	2.07%	50,397	254	2.00%	35,605	219	2.47%
Average interest-earning assets	1,360,006	15,201	4.43%	1,229,704	13,431	4.33%	1,353,200	15,127	4.48%
Cash and due from banks	23,822			21,834			21,942
Premises and equipment, net	15,922			13,768			15,819
Goodwill and core deposit intangible, net	16,769			1,888			16,995
Other assets	45,925			33,084			42,769
Average total assets	$1,462,444			$1,300,278			$1,450,725

Interest-bearing liabilities:
Interest-bearing demand	$243,553	117	0.19%	$235,664	104	0.18%	$238,840	129	0.22%
Money market	309,188	451	0.58%	259,242	172	0.26%	296,326	380	0.51%
Savings	138,296	131	0.38%	107,349	73	0.27%	139,307	123	0.35%
Certificates of deposit	157,620	491	1.24%	163,302	465	1.13%	164,084	497	1.21%
Federal Home Loan Bank of San Francisco borrowings	—	—	—%	22,283	121	2.15%	30,000	192	2.57%
Other borrowings net of unamortized debt issuance costs	9,942	183	7.30%	14,681	265	7.16%	10,841	201	7.44%
Junior subordinated debentures	10,310	106	4.08%	10,310	104	4.00%	10,310	110	4.28%
Average interest-bearing liabilities	868,909	1,479	0.68%	812,831	1,304	0.64%	889,708	1,632	0.74%
Noninterest-bearing demand	405,853			343,948			379,173
Other liabilities	18,074			12,000			18,246
Shareholders’ equity	169,608			131,499			163,598
Average liabilities and shareholders’ equity	$1,462,444			$1,300,278			$1,450,725
Net interest income and net interest margin (4)		$13,722	4.00%		$12,127	3.91%		$13,495	4.00%

(1) Interest income on loans includes deferred fees and costs of approximately $161 thousand, $74 thousand, and $91 thousand for the three months ended September 30, 2019, and 2018 and June 30, 2019, respectively.

(2) Net loans includes average nonaccrual loans of $13.2 million, $3.8 million and $13.7 million for the three months ended September 30, 2019 and 2018 and June 30, 2019, respectively.
(3) Interest income and yields on tax-exempt securities are not presented on a taxable equivalent basis.
(4) Net interest margin is net interest income expressed as a percentage of average interest-earning assets.
(5) Yields and rates are calculated by dividing the income or expense by the average balance of the assets or liabilities, respectively, and annualizing the result.

TABLE 9b
NET INTEREST MARGIN - UNAUDITED
(amounts in thousands)

	For The Nine Months Ended
	September 30, 2019			September 30, 2018
	Average		Yield /	Average		Yield /
	Balance	Interest(1)	Rate (5)	Balance	Interest(1)	Rate (5)
Interest-earning assets:
Net loans (2)	$1,017,127	$37,891	4.98%	$912,648	$33,461	4.90%
Taxable securities	247,139	5,106	2.76%	203,791	3,696	2.42%
Tax-exempt securities (3)	40,912	986	3.22%	52,844	1,276	3.23%
Interest-bearing deposits in other banks	44,995	772	2.29%	37,515	518	1.85%
Average interest-earning assets	1,350,173	44,755	4.43%	1,206,798	38,951	4.32%
Cash and due from banks	22,375			19,801
Premises and equipment, net	15,445			14,161
Goodwill and core deposit intangible, net	15,230			1,943
Other assets	43,253			32,666
Average total assets	$1,446,476			$1,275,369

Interest-bearing liabilities:
Interest-bearing demand	$241,924	372	0.21%	$231,958	273	0.16%
Money market	299,694	1,120	0.50%	245,797	439	0.24%
Savings	136,254	365	0.36%	108,382	196	0.24%
Certificates of deposit	163,020	1,478	1.21%	171,941	1,448	1.13%
Federal Home Loan Bank of San Francisco borrowings	12,894	247	2.56%	30,037	435	1.94%
Other borrowings net of unamortized debt issuance costs	11,213	623	7.43%	15,601	825	7.07%
Junior subordinated debentures	10,310	329	4.27%	10,310	283	3.67%
Average interest-bearing liabilities	875,309	4,534	0.69%	814,026	3,899	0.64%
Noninterest-bearing demand	391,208			320,316
Other liabilities	17,927			12,094
Shareholders’ equity	162,032			128,933
Average liabilities and shareholders’ equity	$1,446,476			$1,275,369
Net interest income and net interest margin (4)		$40,221	3.98%		$35,052	3.88%

(1) Interest income on loans includes deferred fees and costs of approximately $433 thousand and $356 thousand for the nine months ended September 30, 2019 and 2018, respectively.
(2) Net loans includes average nonaccrual loans of $11.8 million and $4.3 million for the nine months ended September 30, 2019 and 2018, respectively.
(3) Interest income and yields on tax-exempt securities are not presented on a taxable equivalent basis.
(4) Net interest margin is net interest income expressed as a percentage of average interest-earning assets.
(5) Yields and rates are calculated by dividing the income or expense by the average balance of the assets or liabilities, respectively, and annualizing the result.

TABLE 10
ALLOWANCE FOR LOAN AND LEASE LOSSES ROLL FORWARD AND IMPAIRED LOAN TOTALS - UNAUDITED
(amounts in thousands)

	For The Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
Beginning balance ALLL	$12,445	$12,242	$12,292	$12,392	$12,388
Provision for loan and lease losses	—	—	—	—	—
Loans charged-off	(319)	(659)	(348)	(279)	(198)
Loan loss recoveries	159	862	298	179	202
Ending balance ALLL	$12,285	$12,445	$12,242	$12,292	$12,392

	At September 30,	At June 30,	At March 31,	At December 31,	At September 30,
	2019	2019	2019	2018	2018
Nonaccrual loans:
Commercial	$139	$194	$1,018	$959	$899
Real estate - commercial non-owner occupied	10,099	10,690	10,878	—	—
Real estate - commercial owner occupied	—	—	—	548	—
Real estate - residential - ITIN	2,339	2,389	2,392	2,388	2,571
Real estate - residential - 1-4 family mortgage	198	217	182	185	179
Real estate - residential - equity lines	—	—	42	43	44
Consumer and other	21	22	23	23	24
Total nonaccrual loans	12,796	13,512	14,535	4,146	3,717
Accruing troubled debt restructured loans:
Commercial	629	1,092	1,187	1,224	1,291
Real estate - commercial non-owner occupied	—	791	793	795	797
Real estate - residential - ITIN	4,072	4,300	4,342	4,484	4,535
Real estate - residential - equity lines	236	242	358	363	367
Total accruing troubled debt restructured loans	4,937	6,425	6,680	6,866	6,990

All other accruing impaired loans	—	—	—	—	—

Total impaired loans	$17,733	$19,937	$21,215	$11,012	$10,707

Gross loans outstanding at period end	$1,033,082	$1,036,724	$1,034,606	$946,251	$927,480

Impaired loans to gross loans	1.72%	1.92%	2.05%	1.16%	1.15%
Nonaccrual loans to gross loans	1.24%	1.30%	1.40%	0.44%	0.40%

Allowance for loan and lease losses as a percent of:
Gross loans	1.19%	1.20%	1.18%	1.30%	1.34%
Nonaccrual loans	96.01%	92.10%	84.22%	296.48%	333.39%
Impaired loans	69.28%	62.42%	57.70%	111.62%	115.74%

We continue to monitor credit quality and adjust the ALLL to ensure that the ALLL is maintained at a level that is adequate to cover estimated credit losses in the loan and lease portfolio. As illustrated in Table 10, the nonaccrual status of a $10.1 million commercial real estate loan has resulted in a deterioration in our asset quality metrics for the first three quarters of 2019 however, the loan is current and management believes it is adequately collateralized. Net loan loss charge-offs totaled only $160 thousand for the quarter ended September 30, 2019 and no provision for loan and lease losses was necessary for the quarter. There was no provision for loan and lease loss during the prior quarter or during the same quarter a year ago.

The loans acquired from Merchants were recorded at fair value which included a discount for credit risk which is not a part of the ALLL. As a result, our ALLL as a percentage of gross loans declined to 1.19% as of September 30, 2019 compared to 1.34% as of September 30, 2018 and decreased compared to 1.20% as of June 30, 2019.

Based on the Bank’s ALLL methodology, which uses criteria such as risk factors and historical loss rates, and given the ongoing improvements in asset quality, management believes the Company’s ALLL is adequate at September 30, 2019. There is, however, no assurance that future loan and lease losses will not exceed the levels provided for in the ALLL and could possibly result in future charges to the provision for loan and lease losses.

At September 30, 2019, the recorded investment in loans classified as impaired totaled $17.7 million, with a corresponding specific reserve of $335 thousand compared to impaired loans of $10.7 million with a corresponding specific reserve of $1.1 million at September 30, 2018 and impaired loans of $19.9 million, with a corresponding specific reserve of $727 thousand at June 30, 2019. The increase in loans classified as impaired compared to the same period a year ago results from one $10.1 million commercial real estate loan.

TABLE 11
TROUBLED DEBT RESTRUCTURINGS - UNAUDITED
(amounts in thousands)

	At September 30,	At June 30,	At March 31,	At December 31,	At September 30,
	2019	2019	2019	2018	2018
Nonaccrual	$1,746	$1,828	$2,725	$2,693	$2,720
Accruing	4,937	6,425	6,680	6,866	6,990
Total troubled debt restructurings	$6,683	$8,253	$9,405	$9,559	$9,710

Troubled debt restructurings as a percentage of total gross loans	0.65%	0.80%	0.91%	1.01%	1.05%

There were no new troubled debt restructurings during the three months ended September 30, 2019. As of September 30, 2019, we had 99 restructured loans that qualified as troubled debt restructurings, of which 97 were performing according to their restructured terms.

TABLE 12
NONPERFORMING ASSETS - UNAUDITED
(amounts in thousands)

	At September 30,	At June 30,	At March 31,	At December 31,	At September 30,
	2019	2019	2019	2018	2018
Total nonaccrual loans	$12,796	$13,512	$14,535	$4,146	$3,717
90 days past due and still accruing	—	—	—	—	—
Total nonperforming loans	12,796	13,512	14,535	4,146	3,717

Other real estate owned ("OREO")	58	—	34	31	136
Total nonperforming assets	$12,854	$13,512	$14,569	$4,177	$3,853

Nonperforming loans to gross loans	1.24%	1.30%	1.40%	0.44%	0.40%
Nonperforming assets to total assets	0.87%	0.94%	0.99%	0.32%	0.29%

The following table summarizes when loans are projected to reprice by year and rate index as of September 30, 2019.

TABLE 13
LOANS BY RATE INDEX AND PROJECTED REPAYMENT - UNAUDITED
(amounts in thousands)
At September 30, 2019

						Years 6
						Through	Beyond
	Year 1	Year 2	Year 3	Year 4	Year 5	Year 10	Year 10	Total
Rate Index:
Fixed	$46,963	$51,876	$43,148	$76,813	$33,417	$154,808	$35,385	$442,410
Variable:
Prime	99,652	4,827	5,729	8,198	7,667	1,644	—	127,717
5 Year Treasury	20,669	53,077	70,058	88,475	73,234	53,514	—	359,027
7 Year Treasury	904	3,556	8,698	4,762	5,629	13,919	—	37,468
1 Year LIBOR	21,615	—	—	—	—	—	—	21,615
Other Indexes	4,518	2,655	1,676	2,121	1,451	21,370	238	34,029
Nonaccrual	1,080	9,800	292	275	257	814	278	12,796
Total	$195,401	$125,791	$129,601	$180,644	$121,655	$246,069	$35,901	$1,035,062

TABLE 14
UNAUDITED CONSOLIDATED
BALANCE SHEET
(amounts in thousands, except per share data)

	At September 30,		Change		At June 30,
	2019	2018	$	%	2019
Assets:
Cash and due from banks	$32,505	$21,316	$11,189	52%	$21,306
Interest-bearing deposits in other banks	56,099	69,920	(13,821)	(20)%	19,319
Total cash and cash equivalents	88,604	91,236	(2,632)	(3)%	40,625

Securities available-for-sale, at fair value	272,341	239,633	32,708	14%	285,819
Loans, net of deferred fees and costs	1,035,062	929,237	105,825	11%	1,038,729
Allowance for loan and lease losses	(12,285)	(12,392)	107	(1)%	(12,445)
Net loans	1,022,777	916,845	105,932	12%	1,026,284

Premises and equipment, net	16,084	13,495	2,589	19%	15,836
Other real estate owned	58	136	(78)	(57)%	—
Life insurance	23,576	22,282	1,294	6%	23,449
Deferred tax asset, net	4,818	8,084	(3,266)	(40)%	4,791
Goodwill and core deposit intangible, net	16,672	1,864	14,808	794%	16,900
Other assets	27,497	21,894	5,603	26%	28,282
Total assets	$1,472,427	$1,315,469	$156,958	12%	$1,441,986

Liabilities and shareholders' equity:
Demand - noninterest-bearing	$412,410	$361,516	$50,894	14%	$397,349
Demand - interest-bearing	239,547	251,323	(11,776)	(5)%	238,175
Money market	317,120	259,230	57,890	22%	300,847
Savings	137,441	111,388	26,053	23%	138,591
Certificates of deposit	155,621	161,304	(5,683)	(4)%	160,556
Total deposits	1,262,139	1,144,761	117,378	10%	1,235,518

Term debt:
Other borrowings	10,000	14,396	(4,396)	(31)%	10,000
Unamortized debt issuance costs	(55)	(103)	48	(47)%	(67)
Net term debt	9,945	14,293	(4,348)	(30)%	9,933

Junior subordinated debentures	10,310	10,310	—	—%	10,310
Other liabilities	18,396	13,136	5,260	40%	18,372
Total liabilities	1,300,790	1,182,500	118,290	10%	1,274,133

Shareholders' equity:
Common stock	72,200	52,191	20,009	38%	72,087
Retained earnings	97,100	84,857	12,243	14%	93,363
Accumulated other comprehensive income (loss), net of tax	2,337	(4,079)	6,416	(157)%	2,403
Total shareholders' equity	171,637	132,969	38,668	29%	167,853

Total liabilities and shareholders' equity	$1,472,427	$1,315,469	$156,958	12%	$1,441,986

Total interest-earning assets	$1,360,184	$1,244,581	$115,603	9%	$1,340,456
Shares outstanding	18,212	16,330	1,882	12%	18,214
Book value per share	$9.42	$8.14	$1.28	16%	$9.22
Tangible book value per share (1)	$8.51	$8.03	$0.48	6%	$8.29

(1)  Book value per share is computed by dividing total shareholders’ equity by shares outstanding. Tangible book value per share is computed by dividing total shareholders’ equity less goodwill and core deposit intangible, net by shares outstanding. Management believes that tangible book value per share is meaningful because it is a measure that the Company and investors commonly use to assess capital adequacy.

TABLE 15
UNAUDITED
INCOME STATEMENT
(amounts in thousands, except per share data)

	For The Three Months Ended					For The Nine Months Ended
	September 30,		Change		June 30,	September 30,
	2019	2018	$	%	2019	2019	2018
Interest income:
Interest and fees on loans	$13,013	$11,568	$1,445	12%	$12,847	$37,891	$33,461
Interest on taxable securities	1,609	1,209	400	33%	1,733	5,106	3,696
Interest on tax-exempt securities	271	400	(129)	(32)%	328	986	1,276
Interest on interest-bearing deposits in other banks	308	254	54	21%	219	772	518
Total interest income	15,201	13,431	1,770	13%	15,127	44,755	38,951
Interest expense:
Interest on demand deposits	117	104	13	13%	129	372	273
Interest on money market	451	172	279	162%	380	1,120	439
Interest on savings	131	73	58	79%	123	365	196
Interest on certificates of deposit	491	465	26	6%	497	1,478	1,448
Interest on Federal Home Loan Bank of San Francisco borrowings	—	121	(121)	(100)%	192	247	435
Interest on other borrowings	183	265	(82)	(31)%	201	623	825
Interest on junior subordinated debentures	106	104	2	2%	110	329	283
Total interest expense	1,479	1,304	175	13%	1,632	4,534	3,899
Net interest income	13,722	12,127	1,595	13%	13,495	40,221	35,052
Provision for loan and lease losses	—	—	—	—%	—	—	—
Net interest income after provision for loan and lease losses	13,722	12,127	1,595	13%	13,495	40,221	35,052
Noninterest income:
Service charges on deposit accounts	177	170	7	4%	187	532	521
ATM and point of sale fees	293	282	11	4%	318	876	848
Fees on payroll and benefit processing	158	159	(1)	(1)%	157	486	474
Life insurance	126	128	(2)	(2)%	155	410	384
Gain on investment securities, net	12	1	11	1,100%	33	137	41
Federal Home Loan Bank of San Francisco dividends	131	104	27	26%	124	376	279
Gain(Loss) on sale of OREO	—	(7)	7	100%	18	41	9
Other income	109	106	3	3%	108	305	331
Total noninterest income	1,006	943	63	7%	1,100	3,163	2,887

TABLE 15 - CONTINUED
UNAUDITED
INCOME STATEMENT
(amounts in thousands, except per share data)

	For The Three Months Ended					For The Nine Months Ended
	September 30,		Change		June 30,	September 30,
	2019	2018	$	%	2019	2019	2018
Noninterest expense:
Salaries and related benefits	5,005	4,529	476	11%	5,146	15,880	13,897
Premises and equipment	950	1,017	(67)	(7)%	945	2,887	3,104
Federal Deposit Insurance Corporation insurance premium	(104)	94	(198)	(211)%	95	91	283
Data processing fees	565	518	47	9%	621	1,745	1,421
Professional service fees	392	336	56	17%	535	1,230	995
Telecommunications	194	55	139	253%	180	547	449
Acquisition	(113)	42	(155)	(369)%	376	2,193	42
Other expenses	1,411	1,043	368	35%	1,713	4,261	3,147
Total noninterest expense	8,300	7,634	666	9%	9,611	28,834	23,338
Income before provision for income taxes	6,428	5,436	992	18%	4,984	14,550	14,601
Provision for income taxes	1,786	1,404	382	27%	1,340	3,958	3,710
Net income	$4,642	$4,032	$610	15%	$3,644	$10,592	$10,891

Basic earnings per share	$0.26	$0.25	$0.01	4%	$0.20	$0.59	$0.67
Average basic shares	18,130	16,252	1,878	12%	18,134	17,918	16,242
Diluted earnings per share	$0.26	$0.25	$0.01	4%	$0.20	$0.59	$0.67
Average diluted shares	18,196	16,342	1,854	11%	18,194	17,981	16,327

TABLE 16
UNAUDITED CONDENSED CONSOLIDATED
QUARTERLY AVERAGE BALANCE SHEETS
(amounts in thousands)

	For The Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
Earning assets:
Loans	$1,029,534	$1,028,187	$993,261	$923,409	$930,863
Taxable securities	238,601	249,907	253,068	218,137	199,883
Tax-exempt securities	32,974	39,501	50,454	42,868	48,561
Interest-bearing deposits in other banks	58,897	35,605	40,223	75,295	50,397
Total earning assets	1,360,006	1,353,200	1,337,006	1,259,709	1,229,704

Cash and due from banks	23,822	21,942	21,392	22,447	21,834
Premises and equipment, net	15,922	15,819	14,581	13,331	13,768
Goodwill and core deposit intangible, net	16,769	16,995	11,872	1,842	1,888
Other assets	45,925	42,769	41,009	31,488	33,084
Total assets	$1,462,444	$1,450,725	$1,425,860	$1,328,817	$1,300,278

Liabilities and shareholders' equity:
Demand - noninterest-bearing	$405,853	$379,173	$388,410	$367,457	$343,948
Demand - interest-bearing	243,553	238,840	243,376	257,227	235,664
Money market	309,188	296,326	293,396	265,190	259,242
Savings	138,296	139,307	131,081	110,934	107,349
Certificates of deposit	157,620	164,084	167,463	157,035	163,302
Total deposits	1,254,510	1,217,730	1,223,726	1,157,843	1,109,505

Federal Home Loan Bank of San Francisco borrowings	—	30,000	8,778	—	22,283
Other borrowings net of unamortized debt issuance costs	9,942	10,841	12,889	13,785	14,681
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Other liabilities	18,074	18,246	17,452	12,846	12,000
Total liabilities	1,292,836	1,287,127	1,273,155	1,194,784	1,168,779

Shareholders' equity	169,608	163,598	152,705	134,033	131,499
Liabilities & shareholders' equity	$1,462,444	$1,450,725	$1,425,860	$1,328,817	$1,300,278

TABLE 17
UNAUDITED CONDENSED CONSOLIDATED
YEAR TO DATE AVERAGE BALANCE SHEETS
(amounts in thousands)

	For the Nine Months Ended		For the Twelve Months Ended
	September 30,	September 30,	December 31,	December 31,	December 31,
	2019	2018	2018	2017	2016
Earning assets:
Loans	$1,017,127	$912,648	$915,360	$818,119	$752,938
Taxable securities	247,139	203,791	207,407	165,333	120,884
Tax-exempt securities	40,912	52,844	50,330	74,231	75,303
Interest-bearing deposits in other banks	44,995	37,515	47,038	66,872	58,668
Total earning assets	1,350,173	1,206,798	1,220,135	1,124,555	1,007,793

Cash and due from banks	22,375	19,801	20,468	18,301	15,831
Premises and equipment, net	15,445	14,161	13,952	15,567	15,078
Goodwill and core deposit intangible, net	15,230	1,943	1,917	2,136	1,888
Other assets	43,253	32,666	32,369	37,692	39,160
Total assets	$1,446,476	$1,275,369	$1,288,841	$1,198,251	$1,079,750

Liabilities and shareholders' equity:
Demand - noninterest-bearing	$391,208	$320,316	$332,197	$289,735	$226,368
Demand - interest-bearing	241,924	231,958	238,328	209,792	172,011
Money market	299,694	245,797	250,685	224,913	202,159
Savings	136,254	108,382	109,025	111,376	104,771
Certificates of deposit	163,020	171,941	168,183	205,648	221,074
Total deposits	1,232,100	1,078,394	1,098,418	1,041,464	926,383

Federal Home Loan Bank of San Francisco borrowings	12,894	30,037	22,466	302	17,856
Other borrowings net of unamortized debt issuance costs	11,213	15,601	15,143	17,981	19,430
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Other liabilities	17,927	12,094	12,286	12,293	13,217
Total liabilities	1,284,444	1,146,436	1,158,623	1,082,350	987,196

Shareholders' equity	162,032	128,933	130,218	115,901	92,554
Liabilities & shareholders' equity	$1,446,476	$1,275,369	$1,288,841	$1,198,251	$1,079,750

About Bank of Commerce Holdings

Bank of Commerce Holdings is a bank holding company headquartered in Sacramento, California and is the parent company for Merchants Bank of Commerce. The Bank is an FDIC-insured California banking corporation providing community banking and financial services in northern California from Sacramento to Yreka along the Interstate 5 corridor. The Bank was incorporated as a California banking corporation on November 25, 1981 and opened for business on October 22, 1982. The Company’s common stock is listed on the NASDAQ Global Market and trades under the symbol “BOCH”.

Contact Information:

Randall S. Eslick, President and Chief Executive Officer

Telephone Direct (916) 677-5800

James A. Sundquist, Executive Vice President and Chief Financial Officer

Telephone Direct (916) 677-5825

Samuel D. Jimenez, Executive Vice President and Chief Operating Officer

Telephone Direct (530) 722-3952

Andrea M. Newburn, Vice President and Senior Administrative Officer / Corporate Secretary

Telephone Direct (530) 722-3959